                                                                     EXHIBIT 11

                  US FACILITIES CORPORATION AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

  The computation of per share income is based upon the weighted average number of common and common equivalent shares outstanding during each year ended December 31, as follows:

                                                             (000 OMITTED,
                                                         EXCEPT FOR PER SHARE
                                                                 DATA)
                                                         ---------------------
                                                          1995    1994   1993
                                                         ------- ------ ------
Net income.............................................. $13,854 $6,238 $6,767
                                                         ======= ====== ======
Weighted average shares outstanding during the period...   5,602  5,810  5,712
Common stock equivalent shares..........................     126    196    228
                                                         ------- ------ ------
Common and common stock equivalent shares outstanding
 for purposes of calculating income per share...........   5,728  6,006  5,940
Incremental shares to reflect full dilution.............      87    --      38
                                                         ------- ------ ------
Total shares for purpose of calculating fully diluted
 income per share.......................................   5,815  6,006  5,978
                                                         ======= ====== ======
Primary net income per share............................ $  2.42 $ 1.04 $ 1.14
                                                         ======= ====== ======
Fully diluted net income per share...................... $  2.38 $ 1.04 $ 1.13
                                                         ======= ====== ======